UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

CMS Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

CMS Bancorp, Inc. (“CMS Bancorp”), the parent company of CMS Bank, held a special meeting of stockholders (“Special Meeting”) on February 12, 2015 to: (i) vote on a proposal (“Merger Proposal”) to approve the Agreement and Plan of Merger (“Merger Agreement”), dated as of September 25, 2014, by and among Putnam County Savings Bank, a New York-chartered mutual savings bank (“Putnam”), Putnam County Acquisition Corporation (“Acquisition Corporation”), CMS Bancorp and CMS Bank, pursuant to which, among other things, Acquisition Corporation will merge with and into CMS Bancorp, followed immediately thereafter by the merger of CMS Bancorp with and into Putnam and the merger of CMS Bank with and into Putnam, with Putnam as the surviving bank (the “Merger”); and (ii) vote on a non-binding proposal to approve the compensation that may be paid or become payable to CMS Bancorp’s named executive officers in connection with the Merger (“Golden Parachute Proposal”).

Both proposals were approved by CMS Bancorp’s stockholders, per the results below.

Proposal 1: Merger Proposal

Votes For	1,324,952 (93.85% of total shares voted)
Votes Against	84,036
Abstain	2,725
Broker Non-Votes	—

Proposal 2: Golden Parachute Proposal

Votes For	1,243,902 (88.11% of total shares voted)
Votes Against	144,723
Abstain	23,088
Broker Non-Votes	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp, Inc.
(Registrant)

February 13, 2015	/S/ JOHN E. RITACCO
(Date)	John E. Ritacco
President and Chief Executive Officer